Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Axonics Modulation Technologies, Inc.
Irvine, California
We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated March 5, 2019, relating to the consolidated financial statements of Axonics Modulation Technologies, Inc. (“Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP
Costa Mesa, California
November 6, 2019